Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

APIGEE CORPORATION

APIGEE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 3, 2004 by the Corporation under its former name, Nexgen Machines, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the Chief Executive Officer this 7th day of April, 2015.

APIGEE CORPORATION

By	/s/ Chet Kapoor
Chet Kapoor
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

APIGEE CORPORATION

FIRST: The name of the Corporation (hereinafter called the “Corporation”) is Apigee Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, DE 19901 and the name of the registered agent of the Corporation in the State of Delaware at such address is Incorporating Services, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. At the initial date and time of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each seven and six tenths (7.6) outstanding shares of Common Stock, each seven and six tenths (7.6) outstanding shares of Series A Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series B Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series C Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series D Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series E Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series F Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series G Preferred Stock, each seven and six tenths (7.6) outstanding shares of Series G-1 Preferred Stock, and each seven and six tenths (7.6) outstanding shares of Series H Preferred Stock will be exchanged and combined, automatically and without further action by the holders of the shares of Common Stock and Preferred Stock affected thereby, into one (1) share of Common Stock, one (1) share of Series A Preferred Stock, one (1) share of Series B Preferred Stock, one (1) share of Series C Preferred Stock, one (1) share of Series D Preferred Stock, one (1) share of Series E Preferred Stock, one (1) share of Series F Preferred Stock, one (1) share of Series G Preferred Stock, one (1) share of Series G-1 Preferred Stock, and one (1) share of Series H Preferred Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, and to any compensatory or other arrangements respecting, the Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors (as defined below). All rights, preferences and privileges of the Common Stock and the Preferred Stock have been adjusted to reflect the Reverse Stock Split (that is, all numeric references and other provisions included in this Amended and Restated Certificate of Incorporation have already given effect to, and no further adjustment shall be made on account of, the Reverse Stock Split). The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation, after giving effect to the Reverse Stock Split.

B. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 48,972,978. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 18,709,821. The total number of shares of Common Stock the Corporation shall have authority to issue is 30,263,157. The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share. Subject to such votes or consents as may be required by Section D.5 of this Amended and Restated Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the then issued and outstanding capital stock of the Corporation (voting together as a single class on an as-if-converted to Common Stock basis).

C. The Preferred Stock shall be divided into series. The first series shall consist of 1,910,542 shares and is designated “Series A Preferred Stock.” The second series shall consist of 1,667,408 shares and is designated “Series B Preferred Stock.” The third series shall consist of 4,040,389 shares and is designated “Series C Preferred Stock.” The fourth series shall consist of 1,791,126 shares and is designated “Series D Preferred Stock.” The fifth series shall consist of 1,592,690 shares and is designated “Series E Preferred Stock.” The sixth series shall consist of 1,725,639 shares and is designated “Series F Preferred Stock.” The seventh series shall consist of 2,581,376 shares and is designated “Series G Preferred Stock.” The eighth series shall consist of 681,810 shares and is designated “Series G-1 Preferred Stock.” The ninth series shall consist of 2,718,841 shares and is designated “Series H Preferred Stock.”

D. The powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock, are as follows:

1. Dividends.

(a) The holders of the Preferred Stock shall be entitled to receive dividends on a pari passu basis and in preference to any dividends on the Common Stock. The holders of the Series H Preferred Stock shall be entitled to receive dividends at the rate of $1.32696 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, the holders of the Series G-1 Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends at the rate of $1.01457 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, the holders of Series F Preferred Stock shall be entitled to receive dividends at the rate of $0.6969 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, the holders of the Series E Preferred Stock shall be entitled to receive dividends at the rate of $0.2637 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, the holders of the Series D Preferred Stock shall be entitled to receive dividends at the rate of $0.21774 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, the holders of the Series C Preferred Stock shall be entitled to receive dividends at the rate of $0.20930 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, the holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of $0.4552 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, and the holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.364 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) per annum, in each case payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Corporation’s Board of Directors (the “Board of Directors”) and shall be noncumulative.

(b) No dividends (other than those payable solely in the Common Stock of the Corporation for purposes of implementing a stock split) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of (i) $1.32696 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series H Preferred Stock, (ii) $1.01457 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series G-1 Preferred Stock, (iii) $1.01457 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series G Preferred Stock, (iv) $0.6969 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series F Preferred Stock, (v) $0.2637 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series E Preferred Stock, (vi) $0.21774 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series D Preferred Stock, (vii) $0.20930 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series C Preferred Stock, (viii) $0.4552 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series B Preferred Stock, and (ix) $0.364 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) on the Series A Preferred Stock, shall have been paid or declared and set apart during that fiscal year.

(c) After payment of the dividends set forth in Section D.1(a), no dividends shall be paid on any share of Common Stock unless (i) a dividend is paid with respect to all outstanding shares of Series H Preferred Stock in an amount for each such share of Series H Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series H Preferred Stock could then be converted, (ii) a dividend is paid with respect to all outstanding shares of Series G Preferred Stock in an amount for each such share of Series G Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series G Preferred Stock could then be converted, (iii) a dividend is paid with respect to all outstanding shares of

Series F Preferred Stock in an amount for each such share of Series F Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series F Preferred Stock could then be converted, (iv) a dividend is paid with respect to all outstanding shares of Series E Preferred Stock in an amount for each such share of Series E Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series E Preferred Stock could then be converted, (v) a dividend is paid with respect to all outstanding shares of Series D Preferred Stock in an amount for each such share of Series D Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series D Preferred Stock could then be converted, (vi) a dividend is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series C Preferred Stock could then be converted, (vii) a dividend is paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each such share of Series B Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series B Preferred Stock could then be converted, and (viii) a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

(d) The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section D.1 upon the affirmative vote or written consent of, (i) with regard to all of the Series A Preferred Stock or Series B Preferred Stock, the holders of at least two-thirds (2/3rds) of the Series A Preferred Stock or Series B Preferred Stock, as applicable, then outstanding, (ii) with regard to all of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, the holders of at least 70% of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding, voting together as a class on an as-converted basis,(iii) with regard to all of the Series H Preferred Stock, the holders of at least a majority of the Series H Preferred Stock then outstanding, voting separately as a single class, and (iv) with regard to all of the Preferred Stock, (A) the holders of at least two-thirds (2/3rds) of the Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together as a class, (B) the holders of at least a majority of the Series H Preferred Stock then outstanding, voting separately as a single class, and (C) the holders of at least 70% of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding, voting together as a class.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution, winding up or Change of Control (as defined below) of the Corporation (each, a “Liquidation Event”), whether voluntary or involuntary, the holders of the Series H Preferred Stock, Series G-1 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be entitled to receive, on a pari passu basis and prior and in preference to any distribution of any of the assets of the Corporation or consideration received in such transaction to the holders of the Series A Preferred Stock, Series B Preferred Stock or

Common Stock by reason of their ownership thereof, an amount equal to the Original Series H Issue Price, Original Series G-1 Issue Price, Original Series G Issue Price, Original Series F Issue Price, Original Series E Issue Price, Original Series D Issue Price and the Original Series C Issue Price (each, as defined below), respectively, then in effect, as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares, plus all declared but unpaid dividends on each such share then held by them. The “Original Series H Issue Price” shall mean an amount equal to $22.116 per share, “Original Series G-1 Issue Price” shall mean an amount equal to $16.90958 per share, “Original Series G Issue Price” shall mean an amount equal to $16.90958 per share, “Original Series F Issue Price” shall mean an amount equal to $11.6188 per share, the “Original Series E Issue Price” shall mean an amount equal to $4.3950 per share, the “Original Series D Issue Price” shall mean an amount equal to $3.629 per share, and the “Original Series C Issue Price” shall mean an amount equal to $3.488 per share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series H Preferred Stock, Series G-1 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock, Series G-1 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) After payment to the holders of the Series H Preferred Stock, Series G-1 Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock of the amounts set forth in Section D.2(a) above, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation or consideration received in such transaction to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Original Series A Issue Price and the Original Series B Issue Price (each, as defined below), respectively, then in effect for the applicable series of Preferred Stock, as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares, plus all declared but unpaid dividends on each such share then held by them. The “Original Series B Issue Price” shall mean an amount equal to $7.584 per share, and the “Original Series A Issue Price” shall mean an amount equal to $6.137 per share (together with the Original Series B Issue Price, the Original Series C Issue Price and the Original Series D Issue Price, the “Original Issue Price”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c) After payment to the holders of the Preferred Stock of the amounts set forth in Sections D.2(a) and D.2(b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Preferred Stock (excluding the Series G-1 Preferred Stock) and the Common Stock in proportion to the shares of Common Stock then held by each (assuming conversion of all such Preferred Stock) plus all declared but unpaid dividends thereon (if any).

(d) For purposes of this Section D.2: (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; (ii) a sale, lease or exclusive license or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, or (iii) the sale (whether through one sale or multiple sales during any period of time after the date of this Amended and Restated Certificate of Incorporation) by holders of the Corporation’s capital stock of an aggregate of fifty percent (50%) or more of the outstanding voting power of the Corporation shall be referred to herein as a “Change of Control” (provided that a Change of Control shall not include: (A) any consolidation or merger effected exclusively to change the domicile of the Corporation or any of its subsidiaries or (B) any transaction or series of transactions for bona fide equity financing purposes in which cash is received by the Corporation or indebtedness of the Corporation is cancelled or converted or a combination thereof; provided that, in each case, the transaction has been approved by the Board of Directors) and shall entitle the holders of Preferred Stock and, if applicable, Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section D.2(e) below) amounts as specified in Sections D.2(a), D.2(b) and D.2(c) above (unless subject to the provisions of ARTICLE THIRD, Sections D.5(a) and D.5(b) hereof, the holders of (i) at least two-thirds (2/3rds) of the Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together as a class on an as-converted basis, (ii) at least 70% of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding, voting together as a class on an as-converted basis and (iii) at least a majority of the Series H Preferred Stock then outstanding, voting separately as a single class, shall determine otherwise).

(e) In any of the events specified in D.2(d) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows, except where otherwise provided for in the documents governing such event:

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B) if actively traded over-the-counter but not on a securities exchange, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(f) In the event the requirements of Section D.2 are not complied with, the Corporation shall forthwith either:

(i) cause such closing to be postponed until such time as the requirements of this Section D.2 have been complied with; or

(ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section D.2(g) hereof.

(g) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction in reasonable detail and the provisions of this Section D.2, and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened to (i) a period of no less than five (5) days upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least (A) a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class and (B) at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, or (ii) a period shorter than five (5) days upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least (A) a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, (B) at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, (C) at least seventy five percent (75%) of the then outstanding shares of Series G Preferred Stock and (D) at least a majority of the then outstanding shares of Series H Preferred Stock.

(h) The Preferred Stock is not redeemable (i) at the election of the holders thereof, or (ii) at the unilateral election of the Corporation.

3. Voting Rights.

(a) Voting Other than for Directors. Except as required by law and in Section D.3(b) below, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except as to those matters required by law or this Amended and Restated Certificate of Incorporation to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half or greater being rounded upward).

(b) Voting for Directors.

(i) The Board of Directors shall consist of seven (7) directors. With respect to the election of members of the Board of Directors, (i) so long as at least one hundred thirty one thousand, five hundred and seventy eight (131,578) shares of Preferred Stock (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) remain outstanding, four (4) members of the Board of Directors shall be elected by the holders of the Preferred Stock, voting together as a single class on an as-converted basis (collectively, the “Preferred Directors” and each, a “Preferred Director”), and (ii) two (2) members of the Board of Directors shall be elected by the holders of the Common Stock, voting as a separate class (collectively, the “Common Directors” and each, a “Common Director”). The remaining member of the Board of Directors shall be elected by the holders of a majority of the Preferred Stock and Common Stock, voting together as a single class and on an as converted basis (the “Joint Director”).

(ii) A Preferred Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Preferred Stock, voting together as a single class on an as-converted basis; a Common Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Common Stock; and a Joint Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the Preferred Stock and Common Stock, voting together as a single class and on an as converted basis.

(iii) If a vacancy on the Board of Directors is to be filled by the Board of

Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. If there are no such directors, such vacancy shall be filled by the affirmative vote of the holders of a majority of the shares of that class.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right To Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, including immediately prior to a Liquidation Event, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price then in effect for such share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) by the Conversion Price (as defined below) applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. As of the date of the filing of this Amended and Restated Certificate of Incorporation, the price at which shares of Common Stock shall be deliverable upon conversion of shares of Preferred Stock (the “Conversion Price”) shall be, (i) with regard to each share of Series H Preferred Stock, an amount equal to $22.116 (the “Series H Conversion Price”), (ii) with regard to each share of Series G-1 Preferred Stock, an amount equal to $16.90958 (the “Series G-1 Conversion Price”), (iii) with regard to each share of Series G Preferred Stock, an amount equal to $16.90958 (the “Series G Conversion Price”), (iv) with regard to each share of Series F Preferred Stock, an amount equal to $11.6188 (the “Series F Conversion Price”), (v) with regard to each share of Series E Preferred Stock, an amount equal to $4.3950 (the “Series E Conversion Price”) (vi) with regard to each share of Series D Preferred Stock, an amount equal to $3.629 (the “Series D Conversion Price”), (vii) with regard to each share of Series C Preferred Stock, an amount equal to $3.488 (the “Series C Conversion Price”), (viii) with regard to each share of Series B Preferred Stock, an amount equal to $5.5639 (the “Series B Conversion Price”), and (ix) with regard to each share of Series A Preferred Stock, an amount equal to $4.8662 (the “Series A Conversion Price”). The Conversion Price applicable to each series of Preferred Stock shall be adjusted as hereinafter provided.

(b) Automatic Conversion. Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock at the applicable then-effective Series H Conversion Price for each such share upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least a majority of the Series H Preferred Stock then outstanding, or (ii) immediately upon the closing of the sale of the Corporation’s Common Stock at a price of not less than $22.116 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) in an underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation) that results in gross offering proceeds (before deduction of underwriters’ discounts and expenses) to the Corporation of not less than $35,000,000 (a “Series H Qualified Public Offering”). Each share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G-1 Preferred Stock shall automatically be converted into shares of Common Stock at the applicable then-effective Conversion Price for each such share upon earlier of (x) the date specified by vote or written consent or agreement of holders of at least seventy percent (70%) of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series G-1 Preferred Stock then outstanding, voting together as a single class on an as converted to Common Stock basis, or (y) immediately upon the closing of the sale of the Corporation’s Common Stock at a price of not less than $16.90958 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or the like with respect to such shares) in an underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation) that results in gross offering proceeds (before deduction of underwriters’ discounts and expenses) to the Corporation of not less than $35,000,000 (an “Other Qualified Public Offering”). Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the applicable then-effective Conversion Price for each such share upon the earlier of (A) the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together as a single class on an as converted to Common Stock basis, or (B) immediately upon the closing of any Series H Preferred Qualified Public Offering or Other Qualified Public Offering.

(c) Mechanics of Conversion.

(i) Except as provided in Section 4(c)(ii) or 4(c)(iii) hereof, before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed (or the holder shall notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates) at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office of election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(iii) If the conversion is in connection with the automatic conversion provisions set forth in Section 4(b) hereof, such conversion shall be deemed to have been made immediately prior to the close of business on the conversion date specified in the stockholder vote or consent (automatically without any further action by the holder of such shares and whether or not the certificate representing such shares has been surrendered to the Corporation or its transfer agent), and the persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock on such date; provided, however, that until certificates for the shares of Preferred Stock that have been converted have been delivered to the Corporation or its transfer agent, the Corporation shall not be obligated to issue certificates representing the shares of Common Stock issuable upon such conversion.

(d) Conversion Price Adjustments of Preferred Stock for Certain Diluting Issuances.

(i) Special Definitions. For purposes of this Section D.4(d), the following definitions apply:

(A) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(B) “Original Issue Date” shall mean the date on which shares of Series H Preferred Stock are first issued.

(C) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock (or other shares convertible into or exchangeable for Common Stock).

(D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section D.4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(1) upon actual conversion of shares of Preferred Stock;

(2) up to 7,131,619 shares of Common Stock to employees, directors, consultants or advisors under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Board of Directors or an authorized committee thereof (which number includes 1,935,356 shares of Common Stock issued and outstanding as of the Original Issue Date as a result of exercises of options and direct grants of stock under such plans); provided that any options to purchase shares of Common Stock that expire or terminate pursuant to their terms or any stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such securities are regranted pursuant to the terms of any such plan, agreement or arrangement; provided further, that, after the Original Issue Date, any increase in the shares of Common Stock reserved under such stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements must be approved by the Board of Directors or an authorized committee thereof and the holders of a majority of shares of Preferred Stock, voting together as a single class;

(3) as a dividend or distribution on Preferred Stock;

(4) for which adjustment of the Conversion Price is made pursuant to Section D.4(e);

(5) to financial institutions or equipment lessors in connection with an equipment lease, loan or similar transaction approved by the Board of Directors for other than primarily equity financing purposes, provided that the value of shares of Common Stock issued or issuable in such transactions shall be limited to $1,000,000 in the aggregate;

(6) to OEMs, vendors or customers or to other persons in similar commercial situations with the Corporation if such issuance is approved by the Board of Directors (including at least two (2) of the Preferred Directors), and provided that such securities are issued for other than primarily equity financing purposes; or

(7) in connection with any other transaction in which an exemption or waiver of the provisions of this Section D.4(d) as applied to a particular series of Preferred Stock is approved by the affirmative vote of the holders of at least a majority of the then-outstanding shares of such series of Preferred Stock (other than in the case of the Series G Preferred Stock, which shall instead require the affirmative vote of the holders of at least 75% of the then outstanding shares of the Series G Preferred Stock in order for such exemption or waiver to be effective with respect to such particular series).

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, (i) no adjustment in the Conversion Price for a share of Preferred Stock shall be made in respect of the issuance or deemed issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section D.4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect for such share on the date of, and immediately prior to, such issue or deemed issue, and (ii) no adjustment shall be made to the Series G-1 Conversion Price, other than pursuant to sub-section D.4(e) and D.4(f).

(iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any

Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the applicable Conversion Price shall affect Common Stock previously issued upon conversion of Preferred Stock);

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and

(2) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section D.4(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(3) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (a) the applicable Conversion Price on the original adjustment date, or (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(4) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section D.4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price for a series of Preferred Stock (other than the Series G-1 Preferred Stock) in effect on the date of and immediately prior to such issue, (each, a “Dilutive Issuance”) then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of one cent) determined by multiplying the Conversion Price for such series by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price of such series of Preferred Stock in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if all shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the applicable Conversion Price (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(v) Determination of Consideration. For purposes of this Section D.4(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate net amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section D.4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(vi) Adjustments for Subsequent Dilutive Issuances. In the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of

Common Stock in a Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Corporation issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance, the Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for each share of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section D.4(e) above or a merger or other reorganization referred to in Section D.2(c) above), the Conversion Price for each share of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that such share of Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section D.4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section D.4 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection D.4(d) and other than a Liquidation Event, then, in each such case for the purpose of this subsection D.4(g), the holders of Preferred Stock (other than the shares of Series G-1 Preferred Stock) shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section D.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(i) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section D.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

(j) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

(A) in the case of the matters referenced to in (i) above, at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above;

(B) in the case of the matters referred to in (ii) above, at least ten (10) days’ prior written notice of the Corporation’s offer of pro rata subscription rights for any additional shares of stock of any class or series or other rights; and

(C) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(k) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(l) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(m) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.

(n) Notices. Any notice required by the provisions of this Section D.4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

5. Restrictions and Limitations.

(a) So long as at least twenty-five percent (25%) of the initially issued shares of Series H Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series H Preferred Stock, voting separately as a single class:

(i) Alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock, in a manner adverse to the interests of the holders of the Series H Preferred Stock;

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series H Preferred Stock in a manner adverse to the interests of the holders of the Series H Preferred Stock;

(iii) Alter, change, amend or waive the rights of the Series H Preferred Stock as set forth in ARTICLE FOURTH Section D.2(a)-(c) and Section D.4(d) of this Amended and Restated Certificate of Incorporation; provided however, that such vote shall not be required if such alteration, change, amendment or waiver is affected as a result of the automatic conversion of the Series H Preferred Stock in accordance with this Amended and Restated Certificate of Incorporation; or

(iv) Increase the authorized number of shares of Series H Preferred Stock.

(b) Subject to the provisions of ARTICLE FOURTH, Section D.5(c) hereof, so long as at least twenty-five percent (25%) of the initially issued shares of Series G Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series G Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series G Preferred Stock, in a manner adverse to the interests of the holders of the Series G Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series G Preferred Stock in a manner adverse to the interests of the holders of the Series G Preferred Stock.

(c) So long as at least twenty-five percent (25%) of the initially issued shares of Series G Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of at least seventy five percent (75%) of the then outstanding shares of the Series G Preferred Stock, voting separately as a single class:

(i) Alter, change, amend or waive the rights of the Series G Preferred Stock as set forth in ARTICLE FOURTH Section D.2(a)-(c) and Section D.4(d) of this Amended and Restated Certificate of Incorporation; provided however, that such vote shall not be required if such alteration, change, amendment or waiver is affected as a result of the automatic conversion of the Series G Preferred Stock in accordance with this Amended and Restated Certificate of Incorporation.

(d) So long as at least fifty percent (50%) of the initially issued shares of Series F Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series F Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock, in a manner adverse to the interests of the holders of the Series F Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series F Preferred Stock in a manner adverse to the interests of the holders of the Series F Preferred Stock.

(e) So long as at least fifty percent (50%) of the initially issued shares of Series E Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series E Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock, in a manner adverse to the interests of the holders of the Series E Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series E Preferred Stock in a manner adverse to the interests of the holders of the Series E Preferred Stock.

(f) So long as at least fifty percent (50%) of the initially issued shares of Series D Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series D Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock, in a manner adverse to the interests of the holders of the Series D Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series D Preferred Stock in a manner adverse to the interests of the holders of the Series D Preferred Stock.

(g) So long as at least fifty percent (50%) of the initially issued shares of Series C Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of at least seventy percent (70%) of the then outstanding shares of the Series C Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock, in a manner adverse to the interests of the holders of the Series C Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series C Preferred Stock in a manner adverse to the interests of the holders of the Series C Preferred Stock.

(h) Without limiting the restrictions otherwise set forth in this Section D.5, so long as at least fifty percent (50%) of the Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, and shall not permit any subsidiary to, in each case, either directly or indirectly by amendment, merger, consolidation or otherwise, without the vote or written consent by (i) the holders of a majority of the then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to common stock basis and (ii) the holders of at least seventy percent (70%) of the then outstanding shares of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock and Series H Preferred Stock, voting together as a single class on an as-converted to Common Stock basis:

(i) Increase or decrease the authorized number of shares of Common Stock or Preferred Stock;

(ii) Authorize or issue, or obligate itself to issue, any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to or pari passu with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock, or Series H Preferred Stock;

(iii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock, Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon termination of employment or cessation of services by such employee, officer, director, consultant or other person performing services for the Corporation;

(iv) Cause a Change of Control or any other corporate reorganization, including the creation or elimination of any subsidiary of the Corporation for the purpose of effecting a Change of Control;

(v) Increase or decrease the size of the Board of Directors;

(vi) Declare, pay or set aside a dividend or other distribution on any class of capital stock of the Corporation (other than a dividend payable solely in shares of Common Stock for purposes of implementing a stock split); or

(vii) Incur indebtedness, or permit any of its subsidiaries to incur indebtedness, of more than $4,000,000 in the aggregate.

(i) So long as at least fifty percent (50%) of the initially issued shares of Series B Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock, in a manner adverse to the interests of the holders of the Series B Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series B Preferred Stock in a manner adverse to the interests of the holders of the Series B Preferred Stock.

(j) So long as at least fifty percent (50%) of the initially issued shares of Series A Preferred Stock remain outstanding (adjusted for any stock dividends, combinations or splits with respect to such shares), the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting separately as a single class:

(i) Alter or change, whether by merger, recapitalization, amendment of this Amended and Restated Certificate of Incorporation or the Corporation’s

Bylaws or otherwise, the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, in a manner adverse to the interests of the holders of the Series A Preferred Stock; or

(ii) Amend or waive any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws with respect to the Series A Preferred Stock in a manner adverse to the interests of the holders of the Series A Preferred Stock.

(k) Without limiting the restrictions otherwise set forth in this Section D.5, the affirmative vote of the holders of a majority of the then outstanding Preferred Stock and Common Stock, voting together as a class on an as-converted basis shall be required to increase or decrease the number of authorized shares of Common Stock.

6. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

E. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Section E.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section D.2 hereof.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power, subject to the provisions of Section D.5 of ARTICLE FOURTH both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, subject to the provisions of Section D.5 of ARTICLE FOURTH, to adopt, amend, repeal or otherwise alter the Bylaws.

SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH: Subject to the provisions of Section D.5 of ARTICLE FOURTH, the Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all other rights conferred on stockholders herein are granted subject to this reservation.

EIGHTH: A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this ARTICLE EIGHTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE EIGHTH, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

NINTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, (collectively, “Covered Persons”), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TENTH: To the extent sections of state corporations codes setting forth minimum requirements for the Corporation’s retained earnings and/or net assets are applicable to the Corporation’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, with respect to repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which the Corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of service to the Corporation. Distributions by the Corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in state corporations codes.